UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2025
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of Principal Executive Offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain.
(e) Following the approval of the Compensation Committee of the Board of Director of Stoneridge, Inc. (the “Company”) on August 13, 2025, the Company and Rajaey Kased, President of Control Devices, entered in a (i) Change in Control Agreement (the “CIC Agreement”) and (ii) Transaction Bonus Letter Agreement.
CIC Agreement.
The CIC Agreement amends and restates a prior change in control agreement dated February 1, 2023 between the Company and Mr. Kased. The CIC Agreement is a “double trigger” agreement meaning that in order for Mr. Kased to receive the payments and benefits set forth in the agreement, both of the following must occur: (1) change in control of the Company (which includes the sale of all or substantially all of the stock or assets of the Company’s Control Devices Division prior to December 31, 2025); and a (2) triggering event. Within two years following a change in control a triggering event occurs when the Company (or in the case Control Devices is sold the acquiring or successor company (or an affiliate thereof) of Control Devices that employees Mr. Kased following such sale) (1) separates Mr. Kased from service (other than for cause) or (2) Mr. Kased separates from service for good reason. If the events described above have occurred and Mr. Kased timely delivers a release, the Company (including the Control Devices acquiring or successor company (or an affiliate thereof)) will be required to provide the following to Mr. Kased: (1) two times the greater of Mr. Kased’s annual base salary at the time of a triggering event or at the time of the occurrence of a change in control, (2) two times the greater of Mr. Kased’s target annual incentive award at the time of termination or the actual incentive award received for the fiscal year prior to termination; (3) an amount equal to the pro rata amount of annual incentive compensation Mr. Kased would have been entitled to at the time of a triggering event calculated based on the performance goals that were achieved in the year in which the triggering event occurred; and (4) continued life and health insurance benefits for twenty-four months following termination. There is no excise tax gross-up payment under the CIC Agreement.
Transaction Bonus Letter Agreement.
Pursuant to the Transaction Bonus Letter Agreement upon a sale by the Company of all or substantially all of the assets of the Company’s Control Devices Division a transaction bonus of $84,204 will be paid to Mr. Kased. The payment of the transaction bonus is conditioned upon Mr. Kased’s continued employment and performance through the sale of the Control Devices and the execution of a standard release.
ITEM 8.01 Other Events.
ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: August 19, 2025	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)